Exhibit 10.02

ADAPTI, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

Employee Name:__________________

Effective Date: November ________________________

As a condition of my employment (or my employment being continued) with Adapti, Inc., a Nevada corporation (the “Company” and, collectively with any and all of its current or future subsidiaries, affiliates, successors or assigns, the “Company Group”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me pursuant to such employment , the receipt of Confidential Information (as defined below) while associated with the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and the Company Group) and, I hereby agree to the following:

1. Past and Future Activities. This Employee Confidential Information and Invention Assignment Agreement (this “Agreement”) applies to my employment relationship with the Company. For purposes of clarity, if (a) I performed work, activities, or services, or otherwise made efforts, on behalf of the Company Group or for its benefit, or in anticipation of my involvement with the Company Group (whether before or after inception of the Company) that would have been within the scope of my employment relationship if performed during the term of this Agreement or (b) within one (1) year after my employment relationship with the Company ends I become reemployed by any member of the Company Group, then, unless the Company and I otherwise agree in writing, this Agreement shall apply to all such past and future work, activities, services, and efforts. Without limiting the foregoing, the “Relationship” refers to my employment relationship with the Company, whether commenced before, on, or after the Effective Date.

2. Confidentiality.

(a) Confidential Information Definition. “Confidential Information” means any and all information and physical manifestations thereof not generally known or available outside the Company Group and information and physical manifestations thereof entrusted to the Company Group in confidence by third parties, whether or not such information is patentable, copyrightable or otherwise legally protectable, and without regard to whether such information and physical manifestations thereof are marked or otherwise designated as “confidential”, “proprietary”, or something similar. Confidential Information includes, without limitation: (i) Company IP (as defined below); (ii) IP owned or licensed by the Company Group prior to or outside of this Agreement; (iii) Company Data (as defined below) that I receive, access or use in connection with the Relationship; (iv) access credentials, such as username, password, security key, security token, or PIN; (v) lists of, or information relating to, employees and consultants of the Company Group (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants); and (vi) lists of, agreements with, or information relating to, suppliers and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the Relationship) and any other third parties, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company Group either directly or indirectly, whether in writing, electronically, orally, or by observation. Notwithstanding the foregoing, Confidential Information does not include information that is generally available to and known by the public through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Protection of Information. I understand that during the Relationship, the Company intends to provide me with certain information, including Confidential Information, without which I would not be able to perform my duties to or for the Company. At all times during the Relationship and thereafter, I shall hold any and all Confidential Information that I obtain, access, or create during the Relationship in strictest confidence, shall not use such Confidential Information except for the Company’s benefit and to the extent necessary to perform my obligations to the Company in connection with the Relationship, and shall not disclose such Confidential Information to any third party without written authorization from the Company in each instance. I shall comply with the foregoing obligations whether or not during working hours, until the information at issue is no longer Confidential Information as described herein. I will not make copies of any Confidential Information (including any documents, records, files, media, or other resources containing any Confidential Information) except as authorized by the Company or in the ordinary course of my obligations to the Company in connection with the Relationship. I shall not use Confidential Information in violation of any applicable laws.

(c) Third Party Information. During the Relationship and thereafter, I will not improperly use or disclose to the Company Group any confidential, proprietary or secret information of my former employer(s) or any other person, and I will not bring any such information onto the Company Group’s property or place of business or upload or transfer any such information to the Company Group’s property, devices, or cloud services accounts.

(d) Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company Group may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

(e) Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. To the extent legally permissible, I shall promptly provide reasonable advance written notice of any such order to an authorized officer of the Company. Without limiting the generality of the foregoing:

(i) Nothing in this Agreement prohibits or restricts me (or my attorney) from communicating with the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other applicable regulatory authority regarding a possible securities law violation.

(ii) Nothing in this Agreement prohibits or restricts me from exercising protected rights, including without limitation those rights granted under Section 7 of the National Labor Relations Act, or otherwise disclosing information as permitted by applicable law, regulation, or order.

(iii) Nothing in this Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.

(iv) The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

3. IP Matters.

(a) IP Definitions.

(i) “IP” means any and all: (A) processes, machines, manufactures, compositions of matter, and other potentially patentable subject matter of any kind, as well as discoveries, ideas, inventions (whether or not reduced to practice), algorithms, calculations, methods, techniques, technology, equipment, tools, devices, apparatuses, systems, designs, and configurations; (B) written, photographic, audio, video, audiovisual, or other content of any kind (in whatever form embodied), including without limitation software (in whatever form embodied, including source and executable code), content, textual or artistic works, videos, graphics, sound recordings, mask works, manuals, documentation, communications, specifications, memoranda, communications, records, flowcharts, presentations, notes, reports, lists, and other works of authorship and other potentially copyrightable subject matter of any kind; (C) trade names, trade dress, slogans, logos, trademarks, service marks, and other source identifiers and other trademarkable subject matter of any kind; (D) social media handles and domains; (E) trade secrets (including those trade secrets defined under any applicable laws, including without limitation the Uniform Trade Secrets Act and DTSA), business, technical and know-how data and information, non-public information, and confidential information, including all know how, processes, customer, client, and personnel lists or data, business and marketing plans, and marketing information and rights to limit the use or disclosure thereof by any person; (F) data, databases, and data collections of any kind; and (G) any enhancements, improvements, derivatives, or modifications of any kind of any of the foregoing; in each case with respect to subsections (A) through (G) whether or not any of the foregoing is patentable, copyrightable, trademarkable, or otherwise legally protectable.

(ii) “IP Rights” means any and all intellectual property, industrial, or other proprietary rights of any kind, throughout the world, in IP, including without limitation any and all: (A) patent rights and any equivalent or similar rights in or relating to patentable subject matter, such as utility models and industrial rights; (B) copyrights and all other rights corresponding thereto, and any equivalent or similar rights in copyrightable works of authorship, semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights in or relating to any of the foregoing; (C) rights in or relating to trademarks or trade dress of any kind and character and goodwill associated with and symbolized by such trademarks or trade dress; (D) rights in or relating to social media handles and domains; (E) rights in or relating to trade secrets, confidential and proprietary information and know-how, and industrial designs; (F) rights in or relating to data or databases; and (G) rights in or relating to applications and registrations for, all related rights of priority with respect to, and renewals, combinations, divisions, reissues, continuations, or extensions of, any of the rights referred to in subsections (A) through (F) above.

(iii) “Company IP” means, other than Excluded IP: (A) IP that I solely or jointly author, discover, develop, conceive, or reduce to practice during the period of, or otherwise in connection with, the Relationship or that includes, incorporates, or otherwise relies upon the use of or results from access to, Confidential Information; (B) any other work product, deliverables, materials, compilations, analyses or information that I solely or jointly author, discover, develop, conceive, or reduce to practice in connection with, or otherwise during the period of, or otherwise in connection with, the Relationship, including without limitation Company Data (as defined below); and (C) all IP Rights in any of the foregoing.

(iv) “Employee Background IP” means IP that, as of the Effective Date: (A) has been created by me or on my behalf; (B) (x) is owned exclusively by me or jointly by me with others or (y) in which I otherwise have an ownership interest; (C) relates in any way to any of the Company Group’s actual or proposed businesses, products, services, or research and development; and (D) which is not intended to be assigned to the Company hereunder.

(v) “Excluded IP” means IP that I solely or jointly author, discover, develop, conceive, or reduce to practice in connection with, or otherwise during the period of the Relationship that qualifies fully for exclusion under the provisions of applicable state law, if any, attached hereto as Exhibit B.

(vi) “Moral Rights” means all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like.

(b) Employee Background IP Disclosure. I have attached hereto, as Exhibit A, a complete list describing with particularity all of my Employee Background IP. I understand that my listing of any IP on Exhibit A does not constitute an acknowledgement by the Company of the existence or extent of such IP, nor of my ownership of such IP.

(c) Use or Incorporation of Employee Background IP and Excluded IP. If in the course of the Relationship I use or incorporate into any of the Company Group’s products, services, processes, or machines, or create in any Company IP any dependency on, any Employee Background IP or Excluded IP, I will promptly inform the Company in writing. Whether or not I give such notice, I hereby grant the Company a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, fully transferable and sublicensable (through multiple tiers), nonexclusive right and license to practice and exploit such Employee Background IP and Excluded IP and to make, have made, copy, modify, prepare derivative works of, use, sell, import, and otherwise distribute and commercialize the product, service, process, machine, or Company IP in which it was used or incorporated, or with respect to which the Company Group has a dependency on such Employee Background IP or Excluded IP.

(d) Company IP and Excluded IP.

(i) Records and Disclosure. I shall keep and maintain adequate and current written records of all IP made or conceived by me (solely or jointly with others) during the Relationship, which such records shall be considered Company IP. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. I will make the records available to the Company Group on request. I will not remove such records from the Company Group’s place of business or systems except as expressly permitted by the Company’s policy which may, from time to time, be revised at the Company’s sole election. Without limiting the generality of the foregoing, during the Relationship and for a period of twelve (12) months thereafter, I will promptly make full written disclosure to the Company of all IP that I solely or jointly author, discover, develop, conceive, or reduce to practice during the period of, or otherwise in connection with, the Relationship for, among other things, the Company to determine which IP is Company IP and which is Excluded IP.

(ii) Ownership of Company IP. The Company Group and I intend for all Company IP to be owned solely and exclusively by the Company. I acknowledge that, to the extent permitted by law, all Company IP consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. §101), are fully compensated by my salary, and such copyrights are therefore owned by the Company. With respect to all other Company IP, or to the extent not otherwise vested in the Company by operation of law, I will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, for no additional consideration, all of my right, title and interest (including Moral Rights) in and to any and all Company IP. I further hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any Company IP. If I have any rights to Company IP that cannot be assigned to the Company, I hereby grant to the Company a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, fully transferable and sublicensable (through multiple tiers), exclusive right and license to practice and exploit such rights and to make, have made, copy, modify, prepare derivative works of, use, sell, import, and otherwise distribute and commercialize any Company products or services that may practice such rights. Without limiting the generality of the foregoing, to the extent I have any Moral Rights in Company IP that cannot be assigned or exclusively licensed under applicable law, I hereby waive and agree not to enforce any such Moral Rights, including without limitation any limitation on subsequent modification, to the extent permitted under applicable law.

(iii) Further Assurances; Power of Attorney. During and after the Relationship, I agree to reasonably cooperate with the Company, at the Company’s expense and within the Company’s timeframe, to: (i) apply for, obtain, perfect, and transfer to the Company all Company IP; and (ii) maintain, protect, and enforce the same, including without limitation by participating in litigation and regulatory proceedings, as well as executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments requested by the Company. I hereby irrevocably grant the Company a power of attorney to execute and deliver any such documents on my behalf in my name and to do all other lawfully permitted acts to transfer the Company IP to the Company and further the transfer, issuance, prosecution, and maintenance of all IP Rights therein, to the fullest extent permitted by law, if I do not promptly cooperate with the Company’s requests (and without limiting any other rights or remedies the Company may have in such circumstances). The foregoing power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.

(e) Publicity. I hereby consent to any and all uses and displays by the Company Group and its agents of my name, voice, likeness, image, appearance, and biographical information in any media, at any time during or after the Relationship, for all legitimate business purposes of the Company Group. Notwithstanding, the Company will get your written approval for the use of your likeness for any non-routine disclosures (such routine disclosures being SEC filings, Company website, marketing materials, and Company decks / presentations), which such approval will not be unreasonably withheld, conditioned, or delayed. I hereby forever release the Company Group and its directors, officers, employees, and agents from and against any and all claims, actions, damages, losses, costs, expenses, and liabilities of any kind, arising under any legal or equitable theory whatsoever, relating to any such permitted use of any of the foregoing.

4. Privacy.

(a) Personal Information Definition. “Personal Information” means information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household.

(b) Privacy Notice. I acknowledge that:

(i) the Company Group collects certain Personal Information about me, which may include contact information, identification materials, demographic information, professional information, education and training information, financial information, benefits information, security credentials, information about my activity on and use of the Company Group’s facilities and its telecommunications, networking and information processing systems, as well as other work related information. The Company Group may collect such information directly from me as well as from supervisors, colleagues, customers, vendors, publicly available sources and other third parties I may interact with as an employee of the Company. In addition, the Company Group may also collect this information through service providers and other third parties that collect it on the Company Group’s behalf, such as communications providers, payroll providers and benefits providers; and

(ii) the Company Group uses my Personal Information in the ordinary course of business for purposes such as: recruiting, onboarding, staffing, leave, personnel evaluations, promotions, performance management, training, discipline; supporting and managing personnel; managing access to or use of company systems, facilities, records, property and infrastructure; monitoring employee conduct and compliance with the Company Group’s policies and practices; improving efficiency; compensation, payroll, and benefit planning and administration; managing business travel; communicating with and between personnel, as well as with designated emergency contacts; investigating, documenting and reporting work-related injuries, illnesses, or grievances; conducting other internal investigations, audits, and risk assessments; fulfilling contractual obligations to personnel and third parties; and complying with applicable laws.

5. Company Property.

(a) Company Equipment; Returning Company Documents. I acknowledge that I have no expectation of privacy with respect to the Company Group’s telecommunications, networking or information processing systems (including, without limitation, files, email messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice. I further acknowledge that any property situated on the Company Group’s premises or systems and owned by the Company Group, including storage media, filing cabinets or other work areas, is subject to inspection by the Company Group’s personnel at any time with or without notice. At the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company Group.

(b) Company Data. I acknowledge that in the course of the Relationship I may collect, receive, access, or use Personal Information and/or other Confidential Information relating to the Company Group’s customers, potential customers, end-users, suppliers, potential suppliers, employees, independent contractors, and other personnel, or others (collectively, “Company Data”), and that such Company Data may be subject to protection by federal, state or international privacy laws or contractual restrictions on use. I agree to treat Company Data as confidential and in compliance with all applicable laws, and I shall not collect, use, retain or disclose Company Data for any purpose other than as necessary for the purpose of performing legitimate business activities within the scope of the Relationship. I acknowledge that failure to adhere to the policies, procedures, contractual restrictions and instructions that the Company Group has implemented to protect the privacy and security of Company Data is a violation of the terms of my employment and may result in termination.

6. Non-Solicit.

(a) Generally. As described above, I acknowledge that the Company Group’s Confidential Information includes information relating to the Company Group’s customers, potential customers, end-users, suppliers, potential suppliers, employees, independent contractors, and other personnel, and others, and I will not use or disclose such Confidential Information except as authorized by the Company in advance in writing. I further agree as follows:

(i) Employees and Independent Contractors. During the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason (the “Restriction Period”), whether with or without cause, I shall not, directly or indirectly, solicit any of the Company Group’s employees or independent contractors to terminate their relationship with the Company Group, either for myself or for any other person or entity.

(ii) Other Parties. During the Relationship, I will not influence any of the Company Group’s actual or potential customers from purchasing the Company Group’s products or services or solicit or influence or attempt to influence any actual or potential customer, either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company Group.

(b) Notice to Third Parties. During the Restriction Period, I shall inform any entity or person with whom I may seek to enter into a business relationship (whether as an owner, employee, independent contractor or otherwise) of my contractual obligations under this Agreement. I acknowledge that the Company Group may, with or without prior notice to me and whether during or after the Relationship, notify third parties of my agreements and obligations under this Agreement. To the fullest extent permissible under applicable law, upon written request by the Company Group, I will respond to the Company Group in writing regarding the status of my employment or proposed employment with any party during the Restriction Period.

7. Representations and Covenants.

(a) Facilitation of Agreement. I shall execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.

(b) No Conflicts. I represent and warrant that my performance of my duties for the Company and all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party (including without limitation any former employer), including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not induce the Company Group to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I represent and warrant that I have listed on Exhibit A all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability to recruit or engage customers or service providers on behalf of the Company Group, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company Group. I shall not enter into any written or oral agreement that conflicts with the provisions of this Agreement without the Company’s prior written consent.

(c) Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.

8. Acknowledgment. I acknowledge that the duties to be performed by me for the Company are of a special and unique character, that I will obtain knowledge and skill relevant to the Company’s industry, methods of doing business, and marketing strategies by virtue of my employment, and I agree that the terms of this Agreement are reasonable under such circumstances. I further acknowledge that the amount of my compensation reflects, in part, my obligations and the Company’s rights under this Agreement and I have no expectation of any additional compensation, royalties, or other payment of any kind in connection with my performance of this Agreement, that I will not be subject to undue hardship by reason of my full compliance with this Agreement or the Company’s enforcement thereof, and that this Agreement in itself is not a contract of employment for any particular time period and shall not be construed as a commitment by the Company or me to continue an employment relationship for any particular time period.

9. Termination Certification. In the event of the termination of the Relationship, I shall sign and deliver the “Termination Certification” attached hereto as Exhibit C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.

10. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges and supersedes all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors of the Company. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(e) Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. The Company and I have attempted to limit my right to use, maintain and disclose the Company Group’s Confidential Information, and to limit my right to solicit employees and customers only to the extent necessary to protect the Company Group from unfair competition. Should a court of competent jurisdiction determine that the scope of the covenants contained in Section 6 exceeds the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be reasonable and enforceable under the circumstances existing at that time.

(f) Remedies. I acknowledge that violation of this Agreement by me may cause the Company irreparable harm, and therefore I agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

(g) Advice of Counsel. I acknowledge THAT, IN EXECUTING THIS AGREEMENT, I Have HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I Have read and understood ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution via an electronic signature system, facsimile copy or scanned image will have the same force and effect as execution of an original, and an electronic signature, facsimile or scanned image signature will be deemed an original and valid signature.

[Signature Page Follows]

The parties have executed this Employee Confidential Information and Invention Assignment Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

The Company:

ADAPTI, INC.

By:
(Signature)

Name:	Jeff Campbell
Title:	Executive Chairman

Address:

2278 Monitor Street
Dallas, TX 85004

Date:

EMPLOYEE:

(Print Name)

(Signature)

Address:

Email:

Date:

CONFIDENTIAL INFORMATION AND INVENTION
ASSIGNMENT AGREEMENT OF ADAPTI, INC.

EXHIBIT A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED UNDER SECTION 3(b)
AND
CONFLICTING AGREEMENTS DISCLOSED UNDER SECTION 7(b)

The following is a list of (a) my Employee Background IP (if any); and (b) all agreements, if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability to recruit or engage customers or service providers on behalf of the Company Group, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company Group:

Employee Background IP

Title	Date	Identifying Number or Brief Description

Conflicting Agreements

Title	Date	Brief Description

Except as indicated above on this Exhibit, I have no inventions, improvements or original works to disclose pursuant to Section 3(b) of this Agreement and no agreements to disclose pursuant to Section 7(b) of this Agreement.

___ Additional sheets attached

Signature of Employee: _________________________

Print Name of Employee: _________________________

Date: ___________________

EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Chapter 765, Section 1060/2 of the Illinois Compiled Statutes is as follows:

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

Sections 44-130 of the Kansas Labor and Industries Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) The invention results from any work performed by the employee for the employer.

(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

Section 181.78 of the Minnesota Labor, Industry Code is as follows:

Subdivision 1. Invention not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

Subd. 2. Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.

Subd. 3. Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.

RCW 49.44.140 of the Revised Code of Washington is as follows:

(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

EXHIBIT C

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information (as defined in the Employee Confidential Information and Invention Assignment Agreement signed by me (the “CIIAA”)) belonging to Adapti, Inc., a Nevada corporation (the “Company”), or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, with the Company, the “Company Group”).

I further certify that I have complied with all the terms of the CIIAA, including the reporting of any IP (as defined therein), conceived or made by me (solely or jointly with others) covered by the CIIAA, and I acknowledge my continuing obligations under the CIIAA.

I further agree that, in compliance with the CIIAA, I will preserve as confidential all of the Company Group’s Confidential Information (as defined therein).

I further agree that, in compliance with Section 6 of the CIIAA, for twelve (12) months immediately following the termination of my Relationship with the Company, I shall not either directly or indirectly solicit any of the Company Group’s employees or independent contractors to terminate their relationship with the Company Group, either for myself or for any other person or entity.

Date:

Employee:

(Print Employee’s Name)

(Signature)